Exhibit 99.4

Board of Directors	As of January 23, 2012

WikiLoan, Inc.
Attn: Mr. Marco Garibaldi
1093 Broxton Avenue
Suite 210
Los Angeles, CA 92024

Dear Sirs:

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Consideration (as defined below) to be paid by WikiLoan, Inc., a Delaware corporation (the "Parent") in the proposed merger (the "Merger") with and into WikiPay, Inc., a Delaware corporation (the "Company") pursuant to an Agreement and Plan of Merger by and among the Parent and the Company (the "Merger Agreement").

Our understanding of the Merger may be summarized as follows:

1.	The Company shall merge with and into the Parent. Following the Merger, the Parent shall continue as the surviving corporation.

2.
The Parent shall pay as consideration in the Merger (the "Consideration") shares of its convertible preferred stock at value per share to be determined at a later date. The Parent shall pay shares of the Parent Convertible Preferred Stock, which the Parent expects will be included in a Registration Statement with the Securities Exchange Commission ("SEC").

3.	The Merger will qualify as a tax-free reorganization within the meaning of the Internal Revenue Code.

In connection with our opinion, among other things, we have: (i) reviewed the proposed form of the Merger Agreement that was described to us on January 10, 2012 and relied on representations of members of the management of the Parent that the financial terms of the Merger Agreement have been set as described above; (ii) met with certain members of the management of the Parent to discuss the Merger and related matters, including the Parent's business, operations, historical and projected financial results, projections for the Company, and future prospects; (iii) reviewed documents filed by the Parent with the SEC for the quarterly periods ended October 31, 2011, July 31, 2011 and April 30, 2011, and for the fiscal years ended January 31, 2011, January 31, 2010 and January 31, 2009; (iv) reviewed certain internal operating and financial information relating to the Parent's business and prospects following the Merger prepared and provided to us by the Parent, including income statement, cash flow, and balance sheet projections for the Company for the approximately five-year period ended December 31, 2015; (v) met with certain members of the management of the Company to

2161 San Joaquin Hills Road ● Newport Beach, CA 92660 ● 949-760-4821 (o) ● 949-640-0862 (f)
WWW.CBCAPITALCOM

Mr. Marco Garibaldi	Personal & Confidential
01/23/2012

discuss the Merger and related matters, including the Company's business, operations, historical and projected financial results and future prospects; (vi) reviewed (A) audited financial statements of the Company at and for the fiscal years ended January 31, 2011, January 31, 2010 and January 31, 2009, and the accompanying Reports of Independent Accountants and (B) unaudited financial statements of the Company at and for the fiscal year ended December 31, 2011 provided to us by the Company's management; (vii) reviewed certain internal operating and financial information relating to the Company's business and prospects following the Merger prepared and provided to us by the Company, including income statement, cash flow, and balance sheet projections for the Company for the approximately four year period ended December 31, 2015; (viii) reviewed certain marketing materials provided to us by the Parent, including market size and acceptance studies performed internally by the Parent and by two separate external consultants retained by the Parent; (ix) reviewed the financial terms of certain other recent transactions involving companies that we deemed generally comparable to the Parent, the Company, and the Merger; (x) reviewed publicly available information for companies we have determined to be comparable to the Company; and (xi) conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate.

In connection with our opinion, with your permission and without any independent verification (a) we have assumed that the documents to be prepared and used to effect the Merger will do so on the terms set forth in the Merger Agreement (as supplemented by representations of members of the management of the Parent that the financial terms of the Merger Agreement have been set as described above), without material modification, (b) we have relied on the accuracy and completeness of all the financial and other publicly available information reviewed by us or that was furnished or otherwise communicated to us by the Parent and the Company.

We have reviewed projections relating to the Company provided to us by the Parent and the Company in light of other information available to us as well as the discussions we have conducted with the Parent, the Company, and industry sources. Independent of the foregoing, we have assumed that such projections relating to the Company provided to us by the Parent and the Company were reasonably prepared based on assumptions reflecting the best currently available estimates and good-faith judgments of management of the Parent and the Company as to the most likely future performance of the Company and that the managements of the Parent and the Company do not have any information or belief that would make any such projections incomplete or misleading. We have not independently verified the accuracy or completeness of any of the information provided to us or obtained by us from publicly available sources and do not take any responsibility with respect to any such information. We have not made an independent valuation or appraisal of the assets or liabilities of the Company and have not been furnished with any such valuation or appraisal. We have assumed that the Merger will qualify as a tax-free reorganization within the meaning of the Internal Revenue Code. We have also assumed that the Merger will be consummated in a timely manner without any regulatory limitations, restrictions, conditions, amendments, or modifications that collectively would have an adverse effect on the Parent and that there has been no material change in the business, condition (financial or other) or prospects of the Company since the respective dates of the information provided to us.

Mr. Marco Garibaldi	Personal & Confidential
01/23/2012

We do not express any opinion as to the price or range of prices at which the Parent Common Stock might trade subsequent to announcement of the Merger or prices or range of prices at which the shares of the Parent Common Stock will trade after consummation of the Merger.

CB Capital Partners ("CBCP") may be engaged by the Parent to provide certain investment banking and financial advisory services for which we received our customary fees. In the ordinary course of business, CBCP might actively trade the securities of the Parent for our own account and for the account of our customers and, accordingly, might at any time hold a long or short position in those securities.

We have not been requested to, and did not, solicit third-party indications of interest in acquiring all or any portion of the stock of the Company. Furthermore, we have not participated in the negotiation of the Merger, provided any legal or other advice regarding the Merger or advised you with respect to any possible alternatives to the Merger.

It is understood that this letter is provided to the Board of Directors of the Parent for its use in considering the proposed Merger. This opinion does not constitute a recommendation to the Board of Directors of the Parent or any holders of common stock of the Parent or the Company as to how to vote in connection with the Merger. This opinion does not address the Parent's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Parent or the effects of any other transaction in which the Parent might engage. This letter is not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in a registration statement relating to the Registered Shares. Our opinion is subject to the assumptions and conditions contained in this letter and is necessarily based on economic, market, and other conditions, and the information made available to us, as of the date of this letter. We assume no responsibility, and do not intend, to update or revise our opinion based on circumstances or events occurring after the date of this letter.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the fair valuation, from a financial point of view, of the post merged WikiLoan and WikiPay Company is between $24MM and $31MM and that this valuation represents fair consideration for the Merger.

Very truly yours,

CB CAPITAL PARTNERS, INC.